UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: April 24, 2019

ENTEGRA FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-35302	45-2460660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court Franklin, North Carolina		28734
(Address of Principal Executive Offices)		(Zip Code)

(828) 524-7000
(Registrant’s telephone number, including area code) N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 23, 2019, Entegra Financial Corp. (“Entegra”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Citizens BancShares, Inc., a North Carolina corporation (“BancShares”), First-Citizens Bank & Trust Company (“FC Bank”), a North Carolina state bank and a wholly-owned subsidiary of BancShares, and FC Merger Subsidiary VII, Inc., a North Carolina corporation and a direct, wholly-owned subsidiary of FC Bank (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into Entegra (the “Merger”), with Entegra surviving the Merger (Entegra, as the surviving entity of the Merger, the “Interim Surviving Company”). As soon as reasonably practicable following the Merger and as part of a single integrated transaction, BancShares will cause the Interim Surviving Company to be merged with and into FC Bank, with FC Bank as the surviving entity (the “Second Step Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. Immediately following the Second Step Merger, Entegra Bank, a North Carolina state bank and a wholly-owned subsidiary of Entegra, will merge with and into FC Bank, with FC Bank as the surviving entity (the “Bank Merger” and, together with the Merger and the Second Step Merger, the “Mergers”). The Merger Agreement was approved and adopted by the boards of directors of Entegra and Entegra Bank and the executive committee of the board of directors of BancShares and FC Bank.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of Entegra common stock (other than certain excluded shares) will be converted into the right to receive $30.18 in cash (the “Cash Consideration”). As of April 23, 2019, Entegra had 6,919,212 shares of common stock outstanding. In addition, BancShares has agreed to pay on Entegra’s behalf the $6.4 million termination fee due to SmartFinancial, Inc., a Tennessee corporation (“SmartFinancial”), described below in Item 1.02.

The Merger Agreement also includes provisions that address the treatment of outstanding equity awards of Entegra. At the Effective Time, each outstanding Entegra restricted stock unit will fully vest and will be canceled and converted automatically into the right to receive the Cash Consideration. At the Effective Time, (i) each outstanding option to purchase Entegra common stock issued by Entegra with an exercise price (an “Exercise Price”) below the Cash Consideration will be automatically exercised, and each such exercised stock option shall represent the right to receive, per share, the amount by which the Cash Consideration exceeds the applicable Exercise Price, and (ii) all other outstanding options relating to Entegra common stock issued by Entegra will be cancelled.

The Merger Agreement contains customary representations and warranties from both Entegra and BancShares in connection with a cash transaction, and Entegra has agreed to customary covenants, including, among others, covenants relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time. BancShares has agreed to a more limited set of covenants that are customary for a buyer in an all cash transaction. Entegra has also agreed to call a meeting of its shareholders to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Entegra Shareholder Approval”). No shareholder approval is required for BancShares to carry out its obligations under the Merger Agreement. Entegra has agreed to customary non-solicitation covenants relating to alternative acquisition proposals that prohibit it from, subject to certain customary exceptions, soliciting proposals relating to certain alternative acquisition proposals or entering into discussions or negotiations or providing confidential information in connection with certain proposals for an alternative acquisition. Notwithstanding any alternative acquisition proposals, the Merger Agreement requires Entegra to convene a meeting of its shareholders and submit the required proposals described above to its shareholders for approval, unless the Merger Agreement has been terminated.

The completion of the Mergers is subject to customary conditions, including (1) receipt of the Entegra Shareholder Approval, (2) receipt of required regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the North Carolina Office of the Commissioner of Banks, and (3) the absence of any order, decree, or injunction preventing the completion of the Mergers or making the Mergers illegal. In connection with the obtaining of regulatory approvals, BancShares has agreed to make all divestitures, and to take certain other steps, in each case as are necessary to obtain all necessary regulatory approvals.

Each party’s obligation to complete the Mergers is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of Entegra, in the case of BancShares, and of BancShares, FCB and Merger Sub, in the case of Entegra, and (2) performance in all material respects by Entegra, in the case of BancShares, and by BancShares, FCB and Merger Sub, in the case of Entegra, of its obligations under the Merger Agreement.

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The Merger Agreement provides certain termination rights for both BancShares and Entegra and further provides that a termination fee of $6,400,000 or $8,000,000 will be payable by Entegra upon termination of the Merger Agreement under certain circumstances and a termination fee of $8,800,000 will be payable by BancShares upon termination of the Merger Agreement under certain circumstances.

In connection with the Merger, BancShares will assume $14.4 million in aggregate principal amount of subordinated debentures issued by Entegra to trust affiliates in connection with the issuance of trust preferred securities.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The representations, warranties, and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of, the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger and (2) were made only as of the date of the Merger Agreement or such other date specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates, or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Entegra, its affiliates, its businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement of Entegra, as well as in the Forms 10-K, Forms 10-Q, and other filings that Entegra makes with the Securities and Exchange Commission (“SEC”).

Item 1.02	Termination of a Material Definitive Agreement

Previously, on January 15, 2019, Entegra had entered into an Agreement and Plan of Merger (the “SmartFinancial Merger Agreement”) with SmartFinancial and CT Merger Sub, Inc., a North Carolina corporation and a direct, wholly-owned subsidiary of SmartFinancial (“Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth therein, Entegra and SmartFinancial proposed to consummate a merger pursuant to which, among other things, the shareholders of Entegra would become shareholders of SmartFinancial.

On March 1, 2019, Entegra received an unsolicited acquisition proposal from BancShares and promptly notified SmartFinancial. On April 18, 2019, Entegra notified SmartFinancial that the Entegra Board had concluded that the BancShares acquisition proposal, as subsequently amended and supplemented, constituted a Superior Proposal (as defined in the SmartFinancial Merger Agreement) and that, subject to SmartFinancial’s right to negotiate with Entegra during the five business day period after SmartFinancial’s receipt of such notice, the Entegra Board intended to terminate the SmartFinancial Merger Agreement and enter into a definitive agreement with BancShares. On April 22, 2019, SmartFinancial delivered a notice to Entegra waiving its rights to renegotiate its agreement with Entegra, subject to Entegra’s compliance with the SmartFinancial Merger Agreement and the payment of the termination fee due to SmartFinancial.

On April 23, 2019, in connection with the termination by Entegra of the SmartFinancial Merger Agreement, BancShares, on behalf of Entegra, paid SmartFinancial a termination fee of $6.4 million as required by the terms of the SmartFinancial Merger Agreement, and the SmartFinancial Merger Agreement was terminated.

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Item 7.01	Regulation FD

On April 24, 2019, Entegra and BancShares issued a joint press release announcing their entry into the Merger Agreement. A copy of that joint press release attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 7.01 (including the information in Exhibit 99.1 attached hereto) is being furnished to the SEC and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under the Exchange Act. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

In connection with its entry into the Merger Agreement, BancShares will obtain Voting Agreements from certain of the directors and officers of Entegra (the “Voting Agreements”).

Each shareholder party to a Voting Agreement will agree, among other things, to vote the shares of Entegra Common Stock owned beneficially or of record by such shareholder, and over which such shareholder has the power to vote or direct the disposition, in favor of the Merger Agreement, and against any alternative acquisition proposal, and any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Entegra under the Merger Agreement, as well as certain other restrictions with respect to the voting and transfer of such shareholder’s shares of Entegra Common Stock.

The Voting Agreements will terminate in certain circumstances, including at the Effective Time or upon the termination of the Merger Agreement in accordance with its terms. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, a form of which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements & Exhibits

(d)        Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of April 23, 2019, by and among Entegra Financial Corp., First Citizens BancShares, Inc., First-Citizens Bank & Trust Company and FC Merger Subsidiary VII, Inc. *

99.1	Press Release, issued by Entegra Financial Corp. and First Citizens BancShares, Inc., dated April 24, 2019

99.2	Form of Voting Agreement by and between First Citizens BancShares, Inc. and the individual listed therein

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

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Participants in the Solicitation

Entegra and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Entegra shareholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Entegra may be found in the definitive proxy statement for Entegra’s 2018 annual meeting of shareholders, filed by Entegra with the SEC on April 2, 2018. Additional information regarding the interests of these participants will also be included in the proxy statement regarding the proposed transaction when it becomes available. Free copies of these documents may be obtained as described in the paragraph below.

Forward-Looking Statements

Certain of the statements made in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” and “estimate,” and similar expressions, are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about the benefits to Entegra of the proposed Merger, Entegra’s future financial and operating results and its plans, objectives, and intentions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Entegra to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others, (1) disruption from the proposed Merger, or recently completed mergers, with customer, supplier, or employee relationships, (2) uncertainties as to the timing of the Mergers, (3) the risk that the proposed transactions may not be completed in a timely manner or at all, (4) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement, including under circumstances that would require Entegra to pay a termination fee, (5) the failure to obtain necessary shareholder or regulatory approvals for the Mergers, (6) the possibility that the amount of the costs, fees, expenses, and charges related to the merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (7) the failure of the conditions to the Mergers to be satisfied, (8) reputational risk and the reaction of the parties’ customers to the merger, (9) the risk of potential litigation or regulatory action related to the merger, and (10) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Entegra’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at http://www.sec.gov. Except as may be required by applicable law, Entegra disclaims any obligation to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Additional Information About the Proposed Transaction and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Entegra by BancShares. In connection with the proposed transaction, Entegra intends to file with the SEC and furnish to its stockholders a proxy statement and other relevant documents which will be mailed or otherwise disseminated to its stockholders when it becomes available. BEFORE MAKING ANY VOTING DECISION, ENTEGRA’S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) CAREFULLY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may also want to review and consider each of Entegra’s public filings with the SEC, including but not limited to its Annual Reports on Form 10-K, its prior proxy statements, its Current Reports on Form 8-K, and its Quarterly Reports on Form 10-Q.

The documents filed by Entegra with the SEC may be obtained free of charge at Entegra’s Investor Relations website at www.snl.com/IRW/CorporateProfile/4290505 under the heading “SEC Filings.” The documents filed by Entegra with the SEC can also be found at the SEC’s website at www.sec.gov. The Entegra documents may be obtained free of charge from Entegra by requesting them in writing to Entegra Financial Corp., 14 One Center Court, Franklin, North Carolina 28734, or by telephone at (828) 524-7000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Date: April 24, 2019
/s/ David A. Bright
David A. Bright
Chief Financial Officer

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EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of April 23, 2019, by and among Entegra Financial Corp., First Citizens BancShares, Inc., First-Citizens Bank & Trust Company and FC Merger Subsidiary VII, Inc. *

99.1	Press Release, issued by Entegra Financial Corp. and First Citizens BancShares, Inc., dated April 24, 2019

99.2	Form of Voting Agreement by and between First Citizens BancShares, Inc. and the individual listed therein

* The registrant has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or similar attachment to the SEC upon request.